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                                                                    EXHIBIT 24.1

                         POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

         Each of the undersigned directors of The PMI Group, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Victor J. Bacigalupi, W. Roger Haughton and John M. Lorenzen, Jr. and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, relating to an aggregate of 550,000 shares of Common Stock of the Company and an indeterminate number of plan interests issuable under The PMI Group, Inc. Savings and Profit-Sharing Plan, as amended, and The PMI Group, Inc. Alternate 401(k) Plan, as amended, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of January, 2002.


      /s/ Mariann Byerwalter                        /s/ Dr. James C. Castle
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          Mariann Byerwalter                            Dr. James C. Castle

      /s/ Donald C. Clark                           /s/ W. Roger Haughton
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          Donald C. Clark                               W. Roger Haughton

      /s/ Wayne E. Hedien                           /s/ Louis G. Lower II
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          Wayne E. Hedien                               Louis G. Lower II

      /s/ Raymond L. Ocampo Jr.                     /s/ John D. Roach
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          Raymond L. Ocampo Jr.                         John D. Roach

      /s/ Dr. Kenneth T. Rosen                      /s/ Richard L. Thomas
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          Dr. Kenneth T. Rosen                          Richard L. Thomas

      /s/ Mary Lee Widener                          /s/ Ronald H. Zech
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          Mary Lee Widener                              Ronald H. Zech